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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Reckson Associates Realty Corp. (the "Company") and Reckson Operating Partnership, L.P. (the "Operating Partnership") for the registration of $744,739,654 of common stock, common stock warrants, preferred stock, depositary shares and preferred stock warrants with respect to the Company and $260,000,000 of debt securities with respect to the Operating Partnership. We also consent to the inclusion of our report herein dated February 13, 1998, except for Note 13, as to which the date is December 8, 1998, with respect to the consolidated financial statements and schedule of the Operating Partnership for the years ended December 31, 1997 and 1996 and for the period June 3, 1995 to December 31, 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 and to the incorporation by reference of our reports dated (i) February 13, 1998, except for Note 14, as to which the date is February 18, 1998, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the years ended December 31, 1997 and 1996 and for the period June 3, 1995 to December 31, 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 filed with the Securities and Exchange Commission, (ii) February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (iii) January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (iv) January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppauge Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) May 23, 1997 with respect to the statement of revenues and certain expenses of 710
Bridgeport Avenue for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vi) May 16, 1997 with respect to the statement of revenues and certain expenses of the Shorthills Office Center for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (vii) July 22, 1997 with respect to the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on September 9, 1997, (viii) February 17, 1998 with respect to the statement of revenues and certain expenses of the Stamford Office Property for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on March 24, 1998, (ix) December 17, 1997, with respect to the statement of revenues and certain expenses of the Christiana Office Property, for the year ended June 30, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 10, 1998, and (x) March 27, 1998, with respect to the combined statement of revenues and certain expenses of the Cappelli Portfolio, for the year ended December 31, 1997, included in the Company's Form 8-K filed with the Securities and Exchange Commission on April 6, 1998.

                                                   Ernst & Young LLP

New York, New York
December 23, 1998

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         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.